                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement             [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             DENBURY RESOURCES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
    (5) Total fee paid:
        ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:
        ------------------------------------------------------------------------
   (2)  Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
   (3)  Filing Party:
        ------------------------------------------------------------------------
   (4)  Date Filed:
        ------------------------------------------------------------------------

                             DENBURY RESOURCES INC.

                    Notice of Annual Meeting of Shareholders
                           to be held on May 19, 1999

TO:   THE SHAREHOLDERS OF DENBURY RESOURCES INC.

     TAKE NOTICE that an Annual Meeting (the "Meeting") of the shareholders of Denbury Resources Inc. ("Denbury" or the "Company") will be held at the Denbury offices located at 5100 Tennyson Parkway, Suite 3000, Plano, Texas on Wednesday, the 19th day of May, 1999 at 3:00 o'clock in the afternoon (Central Standard
Time) for the following purposes:

     1. To receive and consider the consolidated financial statements of Denbury, together with the auditors' report thereon, for the year ended December 31, 1998;

     2.   To elect directors;

     3. To appoint auditors and to authorize the directors to fix their remuneration as such; and

     4. To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

     The specific details of the matters proposed to be put before the Meeting are set forth in the Information Circular - Proxy Statement accompanying and forming part of this Notice.

     At a Special Meeting of Shareholders scheduled to be held on April 20, 1999, the shareholders will be asked to approve a move of Denbury's domicile to Delaware. The Company anticipates that the move will be approved, given that the Company's officers, directors and its largest shareholder, the Texas Pacific Group, all have indicated their intent to vote in favor of the move. However, if for some reason the move is not approved by shareholders, or is abandoned by the board of directors, then the Annual Meeting will be held in Canada rather than at Denbury's offices in Plano, Texas, a suburb of Dallas, Texas. If this occurs, shareholders will receive a revised notice informing them of any change.

     SHAREHOLDERS OF DENBURY WHO ARE UNABLE TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED INSTRUMENT OF PROXY AND TO MAIL IT TO OR DEPOSIT IT WITH THE SECRETARY OF DENBURY, C/O CIBC MELLON TRUST COMPANY,
CORPORATE TRUST DEPARTMENT, 600 DOME TOWER, 333 - 7 AVENUE S.W., CALGARY, ALBERTA, T2P 2Z1. IN ORDER TO BE VALID AND ACTED UPON AT THE MEETING, FORMS OF PROXY MUST BE RETURNED TO THE AFORESAID ADDRESS NOT LESS THAN 48 HOURS (EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS) BEFORE THE TIME SET FOR THE HOLDING OF THE MEETING OR ANY ADJOURNMENT THEREOF.

     SHAREHOLDERS ARE CAUTIONED THAT THE USE OF THE MAIL TO TRANSMIT PROXIES IS AT EACH SHAREHOLDER'S RISK.

     The Board of Directors of Denbury has fixed the record date for the Meeting at the close of business on April 1, 1999 (the "Record Date"). Only shareholders of Denbury of record as at that date are entitled to receive notice of the Meeting. Shareholders of record will be entitled to vote those shares included in the list of shareholders entitled to vote at the Meeting prepared as at the Record Date, unless any such shareholder transfers his shares after the Record Date and the transferee of those shares establishes that he owns the shares and demands, not later than the close of business on May 7, 1999, that the transferee's name be included in the list of shareholders entitled to vote at the Meeting, in which case such transferee shall be entitled to vote such shares at the Meeting.

     DATED at Calgary, Alberta, this 5th day of April, 1999.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/ Phil Rykhoek
                                    ----------------------------------
                                    Phil Rykhoek
                                    Chief Financial Officer and Secretary

                            DENBURY RESOURCES INC.

                    Information Circular - Proxy Statement

                        Annual Meeting of Shareholders
                    to be held on Wednesday, May 19, 1999

                    INTRODUCTION AND GENERAL PROXY MATTERS

     THIS INFORMATION CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF DENBURY RESOURCES INC. ("Denbury" or the "Company") for use at the Annual Meeting of the Shareholders of Denbury (the "Meeting") to be held on the 19th day of May, 1999 at the time and place and for the purposes set out in the accompanying Notice of Annual Meeting, and any adjournments thereof. The approximate date on which this Information Circular - Proxy Statement and the enclosed Instrument of Proxy will first be sent to shareholders is April 5, 1999. The dollar disclosures contained herein are reported in U.S. dollars unless otherwise noted.

                                   RECORD DATE

     The Board of Directors of Denbury has fixed the record date for the Meeting at the close of business on Thursday, April 1, 1999 (the "Record Date"). Only shareholders of Denbury of record as at the Record Date are entitled to receive notice of the Meeting unless such person transfers his shares after the Record Date and the transferee of those shares establishes that he owns the shares and demands, not later than the close of business on May 7, 1999, that the transferee's name be included in the list of shareholders entitled to vote.

                      APPOINTMENT AND REVOCATION OF PROXIES

     An Instrument of Proxy accompanies the Notice of Annual Meeting and this Information Circular. In order to be valid and acted upon at the Meeting, Instruments of Proxy must be received by the Secretary of Denbury c/o CIBC Mellon Trust Company, Corporate Trust Department, 600 Dome Tower, 333 - 7th Avenue S.W., Calgary, Alberta, T2P 2Z1, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time set for the holding of the Meeting or any adjournment thereof.

     The instrument appointing a proxy shall be in writing and shall be executed by the shareholder or his attorney authorized in writing or, if the shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized.

     THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY ARE DIRECTORS AND/OR OFFICERS OF DENBURY. EACH SHAREHOLDER HAS THE RIGHT TO APPOINT A PROXYHOLDER OTHER THAN THE PERSONS DESIGNATED IN THE FORM OF PROXY, WHO NEED NOT BE A SHAREHOLDER, TO ATTEND AND TO ACT FOR HIM AND ON HIS BEHALF AT THE MEETING. TO EXERCISE SUCH RIGHT, THE NAME OF THE NOMINEES OF MANAGEMENT SHOULD BE CROSSED OUT AND THE NAME OF THE SHAREHOLDER'S APPOINTEE SHOULD BE LEGIBLY PRINTED IN THE BLANK SPACE PROVIDED.

     A shareholder who has submitted a proxy may revoke it any time prior to the exercise thereof. If a person who has given a proxy attends personally at the Meeting at which such proxy is to be voted, such person may revoke the proxy and vote in person. In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by the shareholder or his attorney authorized in writing or, if the shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized and deposited either at the registered office of Denbury at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used, or with the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof, and upon either of such deposits, the proxy is revoked.

                         PERSONS MAKING THE SOLICITATION

     THIS SOLICITATION IS MADE ON BEHALF OF THE MANAGEMENT OF DENBURY. The costs incurred in the preparation and mailing of the Instrument of Proxy, Notice of Annual Meeting and this Information Circular will be borne by Denbury. In addition to solicitation by mail, proxies may be solicited by personal interviews, telephone or other means of communication by directors, officers and employees of Denbury, who will not be specifically remunerated therefor. While no arrangements have been made by Denbury to date, it may contract for the distribution and solicitation of proxies for the Meeting, in which event the costs incurred with respect to such solicitation will be borne by Denbury.

                         EXERCISE OF DISCRETION BY PROXY

     The shares represented by proxy in favour of management nominees shall be voted on any ballot at the Meeting and, where the shareholder specifies a choice with respect to any matter to be acted upon, the shares shall be voted on any ballot in accordance with the specification so made.

     IN THE ABSENCE OF SUCH SPECIFICATION, THE COMMON SHARES WILL BE VOTED FOR THE ELECTION OF THE SEVEN DIRECTOR NOMINEES NAMED HEREIN AND IN FAVOUR OF THE OTHER MATTERS TO BE ACTED UPON. THE PERSONS APPOINTED UNDER THE INSTRUMENT OF PROXY FURNISHED BY DENBURY ARE CONFERRED WITH DISCRETIONARY AUTHORITY WITH RESPECT TO AMENDMENTS OR VARIATIONS OF THOSE MATTERS SPECIFIED IN THE INSTRUMENT OF PROXY AND NOTICE OF ANNUAL MEETING. AT THE TIME OF PRINTING THIS INFORMATION CIRCULAR, MANAGEMENT OF DENBURY KNOWS OF NO SUCH AMENDMENT, VARIATION OR OTHER MATTER.

                            OUTSTANDING VOTING SHARES

     As at March 15, 1999, 26,801,680 common shares of Denbury were issued and outstanding, each share carrying the right to one vote on a ballot at the Meeting. Abstentions will be included in vote totals and, as such, will have the same effect on each proposal as a negative vote. Broker non-votes, if any, will not be included in vote totals and, as such, will have no effect on any proposal. A quorum for the transaction of business at the Meeting is not less than two (2) persons present, holding or representing not less than 5% of the common shares entitled to be voted at the Meeting. All matters submitted to a vote at the Meeting require a majority of the votes, present or represented by proxy, for approval.

                     BUSINESS TO BE CONDUCTED AT THE MEETING

Receipt of the Consolidated Financial Statements and Auditors' Report

     At the Meeting, shareholders will receive and consider the consolidated financial statements of Denbury for the year ended December 31, 1998 and the auditors' report thereon, but no vote by the shareholders with respect thereto is required or proposed to be taken.

Election of Directors

     The Articles of Incorporation of Denbury provide that the board of directors shall consist of a minimum of three and a maximum of fifteen directors. Each of the directors are to be elected annually and each shall hold office until the close of the next annual meeting of shareholders or until he ceases to be a director by operation of law or until his resignation becomes effective. There are presently seven directors of Denbury, each of whom retire from office at the Meeting.

     Unless otherwise directed, it is the intention of management to vote proxies in the accompanying form in favour of the election as directors of the seven nominees hereinafter set forth. All seven nominees are currently members of the Board of Directors. If any nominee should become unavailable or unable to serve as a director, the proxy may be voted for a substitute selected by persons named as proxies or the Board may be reduced accordingly; however, the Board of Directors is not aware of any circumstances likely to render any nominee unavailable.

                                 David Bonderman
                                Ronald G. Greene
                               Wilmot L. Matthews
                              William S. Price, III
                                 Gareth Roberts
                                David M. Stanton
                              Wieland F. Wettstein

     The names, municipalities of residence, ages, offices held, period of time served as director and the principal occupation of each of the persons nominated for election as directors are as follows:


                                               Officer
      Name and                                    or
   Municipality of                Offices      Director
      Residence           Age      Held         Since      Principal Occupation
---------------------    ----- --------------- ------      ---------------------------
Ronald Greene (1)(2)(3)   50    Chairman and    1995       Sole  Shareholder, Officer
   Calgary, Alberta               Director                 and Director of Tortuga
                                                           Investment Corp.

David Bonderman           56    Director        1996       Principal of the Texas
   Fort Worth, Texas                                       Pacific Group

Wilmot L. Matthews (1)(3) 62    Director        1997       Independent Business
   Toronto, Ontario

William Price, III(2)     42    Director        1995       Principal of the Texas
   San Francisco,                                          Pacific Group
      California

Gareth Roberts            46    President,      1992       President and Chief
   Dallas, Texas                Chief Executive            Executive Officer of
                                Officer and                Denbury Resources Inc.
                                Director

David Stanton             36    Director        1995       Principal of the Texas
   San Francisco,                                          Pacific Group
     California

Wieland Wettstein (1)(3)  49    Director        1990       Executive Vice-President,
   Calgary, Alberta                                        Finex Financial Corporation
                                                           Ltd.(a merchant banking company)

(1)  Member of the Audit Committee.
(2) Member of the Compensation, Stock Option Plan and Stock Purchase Plan committees.
(3)  Member of the Special Transactions Committee.

Directors

Ronald G. Greene is the Chairman of the board and a director of Denbury, positions he has held since 1995. Mr. Greene is the founder and Chairman of the Board of Renaissance Energy Ltd. and was Chief Executive Officer of Renaissance from its inception in 1974 until May 1990. He is also the sole shareholder, officer and director of Tortuga Investment Corp., a private investment company. Mr. Greene also serves on the board of directors of a private Western Canadian airline.

David Bonderman has been a director of Denbury since 1996. Mr. Bonderman is a co-founder and partner of TPG. Before forming TPG in 1992, Mr. Bonderman was the Chief Operating Officer of the Robert M. Bass Group, Inc. (now doing business as Keystone, Inc.), joining them in 1983. Keystone, Inc. is the personal investment vehicle of Fort Worth, Texas-based investor Robert M. Bass. Mr. Bonderman serves on the boards of AerFi Group plc; Bell & Howell Company, Carr Realty
Corporation; Continental Airlines; Inc.; Ducati Motors S.P.A.; National Education Corporation; Ryanair, Limited; Virgin Cinemas, Limited; and Washington Mutual, Inc.

Wilmot L. Matthews was first elected as director of Denbury on December 9, 1997. Mr. Matthews, a Chartered Accountant, has been involved in all aspects of investment banking by serving in various positions with Nesbitt Burns Inc. and its predecessor companies from 1964 until his retirement in September 1996, most recently as Vice Chairman and Director. Mr. Matthews is currently President of Marjad Inc., a personal investment company, and also serves on the board of directors of Renaissance Energy Ltd. and several private companies.

William S. Price, III has been a director of Denbury since 1995. Mr. Price is a founding partner of TPG. Before forming TPG in 1992, Mr. Price was Vice-President of Strategic Planning and Business Development for G.E. Capital, and from 1985 to 1991 was employed by the management consulting firm of Bain & Company, attaining officer status and acting as co-head of the Financial
Services Practice. Mr. Price serves on the Boards of Directors of AerFi Group plc, Belden & Blake Corporation, Beringer Wine Estates Holdings, Inc., Continental Airlines, Inc., Del Monte Foods Company, Favorite Brands International, Inc., Vivra Specialty Partners, Inc. and Zilog, Inc. and is a managing member of Sandhill L.L.C.

Gareth Roberts is President, Chief Executive Officer, a director and is the founder of Denbury Management, Inc., the operating subsidiary of the Company founded in April 1990. Mr. Roberts has more than 20 years of experience in the exploration and development of oil and natural gas properties with Texaco, Inc., Murphy Oil Corporation and Coho Resources, Inc. His expertise is particularly focused in the Gulf Coast region where he specializes in the acquisition and development of old fields with low productivity. Mr. Roberts holds honors and masters degrees in Geology and Geophysics from St. Edmund Hall, Oxford University. Mr. Roberts also serves on the board of directors of Belden & Blake Corporation.

David M. Stanton has been a director of Denbury since 1995. Mr. Stanton is a partner of TPG. From 1991 until he joined TPG in 1994, Mr. Stanton was a venture capitalist with Trinity Ventures where he specialized in information technology, software and telecommunications investments. Mr. Stanton also serves on the board of directors of Belden & Blake Corporation, Paradyne Partners, L.P., TPG Communications, Inc. and Zilog, Inc.

Wieland F. Wettstein has been a director of Denbury since 1990. Mr. Wettstein is the Executive Vice President of, and indirectly controls 50% of Finex Financial Corporation Ltd., a merchant banking company in Calgary, Alberta, a position he has held for more than five years. Mr. Wettstein serves on the board of directors of a public oil and natural gas company, BXL Energy, and on the board of directors of a private technology firm.

Appointment of Auditors

     Unless otherwise directed, it is management's intention to vote the proxies in favour of an ordinary resolution to appoint the firm of Deloitte & Touche LLP ("Deloitte") to serve as auditors of Denbury until the next annual meeting of the shareholders and to authorize the directors to fix their remuneration as such. Deloitte has been Denbury's auditors since January 1, 1991. A representative of Deloitte is expected to be present at the Meeting and will be available to answer questions and afforded an opportunity to make a statement if desired.

                    BOARD MEETINGS, ATTENDANCE AND COMMITTEES

     The Board of Directors met six times during the year ended December 31, 1998, including telephone meetings. All incumbent directors, except for Mr. Bonderman and Mr. Stanton, attended at least 75% of the meetings. The Board took all other actions by unanimous written consent during 1998. In addition, all directors attended at least 75% of all meetings of each of the committees on which they served.

     The Board of Directors has an Audit Committee, a Compensation Committee, a Stock Option Committee and a Stock Purchase Plan Committee. The Audit Committee is comprised of Messrs. Greene, Matthews and Wettstein, with Mr. Wettstein acting as Chairman. The Audit Committee is responsible for reviewing the scope and audit plan of the independent auditors' examinations of the Company's financial statements and receiving and reviewing their reports. The Audit Committee reviews fees and non-audit engagements of the independent accountants and each year recommends to the Board their selection of the firm of independent accountants to audit the accounts and records of the Company. The Audit Committee also meets with the independent auditors and the independent reserve engineers, conducts internal audits and investigations, receives recommendations or suggestions for changes in accounting procedures, and initiates or supervises any special investigations it may choose to undertake. The Audit Committee met two times during 1998.

     The Compensation Committee is comprised of Messrs. Greene and Price, with Mr. Price acting as its Chairman. The Compensation Committee makes recommendations to the Company's Board of Directors with respect to the nature and amount of all compensation of the Company's officers, reviews the benefit plans of the Company, including reports from the Company's Stock Option Plan and Stock Purchase Plan Committees and the Company's health and other benefit plans, and at least annually prepares a compensation report in accordance with the rules and regulations promulgated under applicable securities laws. The Compensation Committee met once during 1998.

     The Board also appointed a Stock Option Plan Committee and a Stock Purchase Plan Committee in December, 1995 to administer the two respective benefit plans and to report and coordinate their efforts with the Compensation Committee. The Stock Option Committee and Stock Purchase Plan Committee is comprised of Messrs. Greene and Price, with Mr. Greene acting as its Chairman. These committees met as part of the Compensation Committee during 1998.

     During 1998, the Board appointed a Special Transactions Committee to consider any transaction submitted to the Board that would involve (i) a fundamental organizational or structural change for the Company, (ii) any transaction involving an offer to purchase the Company or its shares, (iii) any potential transaction between the Company and a substantial stockholder, or (iv) any transaction between the Company, its officers and directors. This committee is comprised of Messrs. Greene, Matthews and Wettstein, with Mr. Greene acting as Chairman. The committee's primary function in 1998 was the negotiation of the purchase price per common share for the proposed $100 million investment by the Texas Pacific Group, the Company's largest shareholder (see also "Interests of Insiders in Material Transactions"), to be voted upon at the Special Meeting of the Shareholders scheduled for April 20, 1999. The Special Transactions Committee met four times during 1998.

                            COMPENSATION OF DIRECTORS

     Information regarding the compensation received, including options, from the Company during the fiscal year ended December 31, 1998 by Mr. Roberts, President, Chief Executive Officer and a director of the Company, is disclosed under the heading "Statement of Executive Compensation - Summary Compensation Table".

Directors Fees

     The Company reimburses the directors of the Company for out-of-pocket traveling expenses in connection with each board meeting attended. There are no other arrangements in respect of which directors of the Company receive monetary compensation for acting in that capacity.

Directors Options

     During 1998, Mr. Roberts was granted a total of 16,500 options with an exercise price equal to the then current market price of $18.33. As of December 31, 1998, none of the directors, other than Mr. Roberts, hold any options, nor were any issued to them during 1998. The options held by Mr. Roberts are disclosed under the heading "Statement of Executive Compensation".

                              CORPORATE GOVERNANCE

     The following describes the Company's approach to corporate governance in relation to the published guidelines of The Toronto Stock Exchange which require every listed company incorporated in Canada or a province of Canada to disclose on an annual basis, its approach to corporate governance with reference to such guidelines. These guidelines (the "TSE Guidelines") address matters such as the constitution and independence of corporate boards, the functions to be performed by boards and their committees and the effectiveness and the education of board members.

Composition of the Board

     The Board has determined that of its seven director nominees, six are unrelated directors as that expression is defined in the TSE Guidelines. The sole related director is the Company's President and CEO. In addition, three of its seven director nominees do not have interests in, or relationships with, either the Company or its largest shareholder, TPG. TPG, the Company's largest shareholder, is currently the beneficial owner of approximately 32% of the outstanding common shares and has agreed, subject to shareholder approval at a Special Meeting to be held on April 20, 1999, to purchase an additional 18,552,876 common shares which will increase TPG's beneficial ownership to approximately 60% of the outstanding common shares (see "Security Ownership of Certain Beneficial Owners and Management" and "Interests of Insiders in Material Transactions"). The Company believes that the Board representation has historically fairly reflected the investment in the Company by shareholders. The Chairman of the Board is not a member of management of the Company.

Committees of the Board

     The Board has appointed five different committees, the Audit Committee, the Compensation Committee, the Stock Option Plan Committee, the Stock Purchase Plan Committee and the Special Transactions Committee. All of these committees are composed entirely of unrelated directors. For a description of the duties of such committees, see, "Board Meetings, Attendance and Committees".

Mandate and Responsibility of the Board

     Under its statutory mandate, the Board is responsible for management of the business and affairs of the Company and in addition has assumed responsibility for certain key matters. In the area of strategic planning, the management of the Company provides an operational analysis of the Company to the Board on a regular basis. In connection therewith, the Board discusses various strategic planning matters and identifies business risks associated with the activities of the Company, as it considers appropriate, including an analysis and discussion of whether these systems and techniques proposed by management to manage the risks are adequate.

     In accordance with its legal mandate, the Board takes responsibility for recruiting those members of senior management who become officers of the Company. Currently the officers are as described under "Management". Through its Compensation Committee, the Board reviews all appointments to the senior management team. The Compensation Committee also has responsibility for assessing the requirements and performance, on an overview basis, of the President and CEO and the senior management team in order to set salaries and approve bonus awards for performance.

     The Company currently communicates with investors and shareholders through various channels. Examples include annual and quarterly reports, news releases, briefing sessions, analyst meetings and group meetings. During 1996, the Company adopted a formal communications and insider trading policy.

     Through its Audit Committee, the Board assumes responsibility for the integrity of the Company's internal control and management information systems. The Audit Committee meets with the external auditors to discuss the results of the annual audit which includes, in accordance with generally accepted auditing standards, a review of the Company's financial systems and related internal controls. This committee also discusses with management and with the independent auditors all significant accounting matters. In addition, the Audit Committee meets with the independent reserve engineers to review the year-end reserve report, the assumptions therein and a comparison to prior year amounts. The Board also regularly reviews the Company's development programs, budgets, projected cash flows and other financial reports.

     The Company allows any member of the Board to engage an outside advisor at the expense of the Company in appropriate circumstances.

Decisions Requiring Prior Approval by the Board

     The Board has delegated to the CEO and senior management the responsibility for day to day management of the business of the Company, subject to compliance with the plans approved from time to time by the Board. The Board retains responsibility for significant changes in the Company's affairs, such as approval of major capital expenditures, debt refinancing arrangements, equity offerings and significant acquisitions and divestitures. As mandated by the Company's Articles of Continuance, certain matters of a significant nature require a 2/3rds majority vote of the Board.

Recruitment of New Directors and Assessment of Board Performance

     The Board does not formally review individual board members or committee members and their contributions. Although the Company does not have a formal process of orientation or education for new members of the Board, senior management and the other directors spend a significant amount of time with new directors to help them become acquainted with the Company. This includes reviewing financial reports, projections, budgets, geological data and other items.

     As all Board members are shareholders or represent shareholders of the Company, the Company does not pay any compensation to its directors, other than to reimburse them for out-of-pocket expenses that they incur in their duties as a Board member. The Company believes that each Board member's common share ownership should be sufficient compensation and motivation to perform his duties as a Board member.

Shareholder Feedback and Concerns

     The Company communicates regularly with its shareholders and the President and CEO spends a significant portion of his time in shareholder relations, as do other directors and senior management to a lesser degree. This includes published communications, meetings with investors, analysts and investment fund managers with respect to financial results and other announcements of the Company, as well as meetings with individual investors and shareholders. Any shareholder concerns are reported regularly to the Board.

Expectations of Management

     As part of the Company's annual budgeting process, the Board's expectations of management over the next year are specified and approved. The President and CEO and other members of senior management review the Company's progress at Board and committee meetings, which are normally held every quarter. These reviews report on strategic, operational and financial issues facing the Company.

     The Board believes that the Board and its committees carry out effective governance of the Company's affairs. The Board will continue to review the Company's governance practices, particularly in relation to the TSE Guidelines and will make changes as required.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table lists, as of March 15, 1999, the shareholders that Denbury is aware of that beneficially own more than 5% of its issued and outstanding common shares and the common shares held by its executive officers and directors, individually and as a group. Unless it is indicated differently, each shareholder identified in the table has sole voting and investment power with respect to the shares beneficially held by them. Shareholders should note that some shares are listed as being beneficially owned by more than one shareholder.

                                                Beneficial Ownership as of
                                                      March 15, 1999
                                               ----------------------------
            Name and Address of                                  Percent of
              Beneficial Owner                     Shares        Outstanding
-------------------------------------------    ---------------   ----------
Ronald G. Greene...........................        900,900 (1)     3.4% (1)
     Suite 1850, 425 First Street S.W.
     Calgary, Alberta T2P 3L8
David Bonderman............................      8,971,438 (2)    33.5% (2)
     201 Main Street, Suite 2420
     Ft. Worth, TX  76102
Wilmot L. Matthews.........................        314,400 (3)     1.2% (3)
     1 First Canadian Place, Suite 5101
     Toronto, ON M5X 1E3
William S. Price, III......................      8,724,438 (4)    32.6% (4)
     345 California Street, Suite 3300
     San Francisco, CA   94104
David M. Stanton...........................          2,000 (5)       *
Wieland F. Wettstein.......................         20,600 (6)       *
Gareth Roberts.............................        488,512 (7)     1.8% (7)
Phil Rykhoek...............................         34,590 (8)       *
Mark A. Worthey............................         26,863 (8)       *
Bobby J. Bishop............................         10,957 (8)       *
All of the executive officers and
    directors as a group (10 persons)......     10,776,360 (9)    40.1% (9)
TPG Advisors, Inc..........................      8,721,438 (10)   32.5% (10)
    201 Main Street, Suite 2420
    Ft. Worth, TX  76102
Charles M. Royce...........................      2,988,672 (11)   11.2% (11)
    1414 Avenue of the Americas
    New York, NY 10019

*   Less than 1%.

(1) Includes 30,150 common shares held by Mr. Greene's spouse in her retirement plan, 900 shares held in trust for Mr. Greene's minor children and 554,703 common shares held by Tortuga Investment Corp., which is solely owned by Mr. Greene.

(2) Includes 250,000 common shares in a family partnership 100% controlled by Mr. Bonderman. Mr. Bonderman is a director, executive officer and shareholder of TPG Advisors, Inc., which is the general partner of TPG GenPar, L.P., which in turn is the general partner of both TPG Partners, L.P., and TPG Parallel I, L.P., which are the direct beneficial owners of the remaining securities attributed to Mr. Bonderman.

(3) Includes 200,000 common shares held by a subsidiary of Marjad Inc., which is wholly owned by Mr. Matthews, 9,000 common shares held in various trusts of which Mr. Matthews is a trustee and an income beneficiary and 5,400 common shares as to which Mr. Matthews holds a power of attorney but no beneficial interest.

(4) Includes 1,000 common shares held by Mr. Price and 2,000 common shares held by Mr. Price's spouse. Mr. Price is a director, executive officer and shareholder of TPG Advisors, Inc., which is the general partner of TPG GenPar, L.P., which in turn is the general partner of both TPG Partners, L.P., and TPG Parallel I, L.P., which are the direct beneficial owners of the remaining securities attributed to Mr. Price.

(5) Although Mr. Stanton is not considered to be a "beneficial owner" as that term is defined by the Securities and Exchange Commission, Mr. Stanton is an officer of TPG Advisors, Inc., the general partner of TPG Partners L.P. and TPG Parallel I, L.P. and is a principal of TPG Partners, L.P.

(6) Includes 13,700 common shares held by S.P. Hunt Holdings Ltd., which is solely owned by a trust of which Mr. Wettstein is a trustee.

(7) Includes 138,330 common shares held by a corporation which is solely owned by Mr. Roberts, 2,228 common shares held by his spouse and 25,000 common shares which Mr. Roberts has the right to acquire pursuant to stock options which are currently vested or which vest within 60 days from March 15, 1999. Ownership excludes 38,000 common shares held in a private charitable foundation which he and his spouse control.

(8) Includes 30,000, 10,625 and 7,000 common shares which Mr. Rykhoek, Mr. Worthey and Mr. Bishop, respectively, have the right to acquire pursuant to stock options which are currently vested or which vest within 60 days from March 15, 1999. Mr. Bishop has notified the Company that he is resigning from his positions with the Company as of April 30, 1999.

(9) Includes 72,625 common shares which the officers and directors as a group have the right to acquire pursuant to stock options which are currently vested or which vest within 60 days from March 15, 1999. Beneficial ownership also includes the shares held by affiliates of TPG, although Mr. Price and Mr. Bonderman, who are directors of Denbury, are not the owners of record of these securities. Mr. Price and Mr. Bonderman are directors, executive officers and shareholders of TPG Advisors, Inc., which is the general partner of TPG GenPar, L.P., which in turn is the general partner of both TPG Partners, L.P. and TPG Parallel I, L.P., which are the direct beneficial owners of these 8,721,438 shares.

(10) An affiliate of TPG has committed to purchasing an additional 18,552,876 common shares, subject to shareholder approval, at a special meeting of the shareholders scheduled for April 20, 1999. See "Interests of Management in Material Transactions."

(11) Includes 2,960,672 common shares held by Royce & Associates, Inc. and 28,000 common shares held by Royce Management Company. Both Royce & Associates, Inc. and Royce Management Company are controlled by Charles M. Royce. Mr. Royce disclaims any beneficial ownership of these shares.

                                  MANAGEMENT

    The names of the officers of the Company, the offices held by them and the period during which such offices have been held are set forth below. Each officer holds office until his death, resignation or removal or until his successor is duly elected and qualified.

     Name             Age      Position
     ----             ---      ---------
     Gareth Roberts   46       President and Chief Executive
                               Officer
     Phil Rykhoek     42       Chief Financial Officer and
                               Secretary
     Mark Worthey     40       Vice President, Operations
     Bobby Bishop (1) 38       Controller & Chief Accounting
                               Officer
     Ron Gramling     53       President of Marketing Subsidiary
     Lynda Perrard    55       Vice President, Land of
                               Operating Subsidiary

(1) Mr. Bishop has notified the Company that he is resigning from his positions with the Company as of April 30, 1999. The Company anticipates having a replacement by that time, but if not, Mr. Rykhoek will temporarily assume Mr. Bishop's responsibilities as Chief Accounting Officer until a replacement is located.

     Set forth below is a description of the business experience of each of the officers other than Gareth Roberts. See "Business to be Conducted at the Meeting
- Election of Directors" for a discussion of the business experience of Gareth Roberts.

Phil Rykhoek is Chief Financial Officer and a Certified Public Accountant. He joined Denbury and was appointed to the position of Chief Financial Officer and Secretary in June 1995. Before joining the Company, Mr. Rykhoek was Executive Vice President and co-founder of Petroleum Financial, Inc., a private company formed in May 1991 to provide oil and natural gas accounting services on a contract basis to other entities. From 1982 to 1991 (except for 1986), Mr. Rykhoek was employed by Wolverine Exploration Company, most recently as Vice President and Chief Accounting Officer. He retained his officer status during his tenure at Petroleum Financial, Inc.

Mark A. Worthey as Vice President, Operations, is a geologist and is responsible for all aspects of operations in the field. He joined Denbury in September 1992. Previously, he was with Coho Resources, Inc. as an exploitation manager, beginning his employment there in 1985. Mr. Worthey graduated from Mississippi State University with a Bachelor of Science degree in petroleum geology in 1984.

Ron Gramling is President of Denbury's marketing subsidiary. He joined Denbury in May 1996 when Denbury purchased the subsidiary's assets. Before becoming affiliated with Denbury, he was employed by Hadson Gas Systems as Vice President of term supply. Mr. Gramling has 28 years of marketing, transportation and supply experience in the natural gas and crude oil industry. He received his Bachelor of Business Administration degree from Central State University, Edmond, Oklahoma in 1970.

Lynda Perrard is Vice President, Land of Denbury Management, Inc., a position she has held since April 1994. Ms. Perrard has over 30 years of experience in the oil and gas industry as a petroleum landman. Before joining Denbury, Ms. Perrard was the President and Chief Executive Officer of Perrard Snyder, Inc., a corporation performing contract land services. Ms. Perrard also served as Vice President, Land for Snyder Exploration Company from 1986 to 1991.

Mr. Matthew Deso resigned from his position as Vice President of Exploration on January 6, 1999 to pursue other interests.

                       STATEMENT OF EXECUTIVE COMPENSATION

     For the purpose of reporting executive remuneration paid in 1998, there were five individuals employed as executive officers of the Company during the year. The aggregate cash compensation paid to these executive officers by the Company and its subsidiaries for services rendered during fiscal 1998 was $1,090,906.

Summary Compensation Table

     The following table sets out a summary of executive compensation for the President and Chief Executive Officer of the Company and the Company's next four most highly compensated executive officers for each of the Company's last three completed financial years (collectively the "Named Executive Officers").

                                                                     Long Term
                                       Annual Compensation (1)     Compensation
                                   ------------------------------- -------------
                                                                  Common Shares
                                                                    Underlying
                                                          Other       Options
 Name and Principal Position Year   Salary  Bonuses(2) Compensation(3) Granted
 --------------------------- ----  -------- ---------- -----------  -----------
Gareth Roberts               1998  $275,000  $45,311     $22,028       16,500
      President and Chief    1997   197,917   38,846      14,843       40,000
      Executive Officer      1996   172,917   25,865      12,401       25,000

Matthew Deso                 1998  $175,000  $31,365     $13,163       10,500
      Vice President,        1997   138,750   27,692      10,406       28,000
      Exploration (4)        1996   122,917   17,404       8,438       12,500

Phil Rykhoek                 1998  $175,000  $31,365     $13,218       10,500
      Chief Financial        1997   138,750   27,692      10,406       28,000
      Officer and Secretary  1996   122,917   12,404       5,976       31,250

Mark Worthey                 1998  $175,000  $31,365     $13,125       10,500
      Vice President,        1997   138,750   27,692      10,406       28,000
      Operations             1996   122,917   17,404       8,438       12,500

Bobby J. Bishop              1998  $130,000  $21,500     $ 9,750        7,800
      Controller and Chief   1997    94,375   19,327       7,078       19,000
      Accounting Officedr(5) 1996    83,541    7,683       5,750        7,000

(1) The aggregate amount of all other annual compensation as defined by applicable securities regulations was not greater than the lesser of $10,000 and 10% of the total annual salary and bonus of each Named Executive Officer for each financial year.
(2) Bonuses represent the amounts actually paid during the year although they generally are based on the Company's performance for the prior year.
(3) Includes stock purchase plan contributions by the Company and a car allowance for Mr. Roberts.
(4)  Mr. Deso resigned from his position with the Company in January 1999.
(5) Mr. Bishop has notified the Company that he is resigning from his positions with the Company as of April 30, 1999.

Stock Options

     The Company has an employee stock option plan (the "Plan") pursuant to which stock options may be granted to full and part-time employees, officers and directors of the Company and its subsidiaries, from time to time, as the board of directors of the Company may determine. The Plan allows the granting of either non-qualified or incentive stock options. Under the terms of the Plan, the number of Common Shares reserved for future issuance may not exceed 4,535,000 Common Shares. This includes 2,015,756 shares which have been authorized by the Board of Directors and which the shareholders are being asked to approve at a special shareholder meeting scheduled for April 20, 1999. The term of options granted under the Plan are determined by the board of directors provided that no option may be granted for a period exceeding 10 years from the date of the grant, or such lesser period of time as permitted, from time to time, by the applicable rules of The Toronto Stock Exchange (the "TSE"). The purchase price of any shares subject to option under the Plan is fixed by the board of directors but may not be less than the lowest purchase price permitted under the rules of TSE or The New York Stock Exchange ("NYSE"). All option agreements granted under the Plan must be in accordance with the policies and procedures of the TSE and NYSE.

     As of December 31, 1998, options granted pursuant to the Plan were incentive and non-qualified stock options which in the aggregate represented rights to acquire an aggregate 1,890,531 Common Shares held by seven officers and 48 employees. These options are exercisable at prices ranging from $4.71 to $22.24, with a weighted average price of $13.04. Of the total outstanding options, 398,474 options were exercisable as of December 31, 1998. The Company granted 488,559 options during 1998. The Company also granted a total of 1,623,912 options on January 4, 1999, subject to shareholder approval at the April 20, 1999 Special Meeting of shareholders.

Option Grants in 1998

     The following table represents the options granted to the Named Executive Officers during 1998 and the value of such options as of the date of grant:

                                Individual Grants
                   --------------------------------------------
                                  % of
                                 Total
                                Options
                  Number of    Granted to  Exercise
                   Options     Employees    Price    Expiration    Grant Date
Name               Granted      in 1998     ($/Sh)     Date(1)  Present Value(2)
----              ---------    ----------  --------  ---------- ----------------
Gareth Roberts    16,500 (3)      3.4%     $  18.33   01/02/08       $ 129,525
Matthew Deso(4)   10,500 (3)      2.1%        18.33   01/02/08          82,425
Phil Rykhoek      10,500 (3)      2.1%        18.33   01/02/08          82,425
Mark Worthey      10,500 (3)      2.1%        18.33   01/02/08          82,425
Bobby J. Bishop(5) 7,800 (3)      1.6%        18.33   01/02/08          61,230

(1)  All of the granted options have a ten year term.
(2) Calculated in accordance with the Black-Scholes option pricing model, using the following assumptions; expected volatility computed using, as of the date of grant, the prior three year monthly average of the Common Shares as listed on the TSE, which was 38.5%; expected dividend yield - 0%; expected option term - 5 years; and risk-free rate of return as of the date of grant of 5.71%, based on the yield of five year U.S. treasury securities.
(3) The options vest in their entirety four (4) years from the date of grant with no vesting prior thereto.
(4)  Mr. Deso resigned from his position with the Company in January 1999.
(5) Mr. Bishop has notified the Company that he is resigning from his positions with the Company as of April 30, 1999.

Option Exercises and Holdings

     The following table sets forth information with respect to the Named Executive Officers concerning options exercised during 1998 and unexercised options held as of December 31, 1998.

                       Aggregated Option Exercises in 1998
                       and December 31, 1998 Option Values

                                             Number of
                                           Common Shares           Value of Unexercised
                Shares                Underlying Unexercised             In-the
              Acquired on     Value           Options at               Money Options at
               Exercise     Realized(1)   December 31, 1998        December 31, 1998 (2)
               ---------    --------   -------------------------  -------------------------
                                       Exercisable Unexercisable  Exercisable Unexercisable
                                       ----------- -------------  ----------- -------------
Gareth Roberts     -           -            -           81,500    $    -      $     -
Matthew Deso(3)  12,500    $  40,374       5,000        51,000         -            -
Phil Rykhoek       -           -          12,812        55,688         -            -
Mark Worthey     60,750    $ 561,065       2,500        38,171         -            -
Bobby Bishop(4)    -           -            -           33,800         -            -

(1) Aggregate value realized is calculated based upon the difference between the exercise price of the options and the closing price of the Common Shares on the NYSE on the date of exercise. The Canadian currency was converted to U.S. funds, as to certain options, using the current exchange rate at the time of exercise.
(2) Based on the closing sale price of the Common Shares on December 31, 1998, of $4.3125 per share as reported by the NYSE. A conversion exchange rate of Cdn. $1.5382 = U.S. $1.00 was assumed in the calculation as certain of the options are denominated in Canadian dollars.
(3)  Mr. Deso resigned from his position with the Company in January 1999.
(4) Mr. Bishop has notified the Company that he is resigning from his positions with the Company as of April 30, 1999.

Compensation Committee Interlocks and Insider Participation

     During 1998, the compensation committee of the Company consisted of Messrs. Ronald Greene and William Price, III, both independent directors. To the Company's knowledge, there are no inter-relationships involving members of the Compensation Committee or other directors of the Company requiring disclosure in this section of the Information Circular.

Board Compensation Committee Report on Executive Compensation

     The compensation committee of the Board of Directors (the "Committee") is responsible for making recommendations to the Board of Directors regarding the general compensation policies of the Company, the compensation plans and specific compensation levels for officers and certain other managers. The Committee also administers, along with the specific stock option and stock purchase plan committees, the Company's stock option and stock purchase plans for all employees.

     The basic policy adopted by the Board of Directors is to ensure that salary levels and compensation incentives are designed to attract and retain qualified individuals in key positions and are commensurate with the level of executive responsibility, the type and scope of the Company's operations, and the
Company's financial condition and performance. The overall compensation philosophy is (i) that the Company pay base salaries which are high enough to attract good people, around the median salaries of comparable companies, (ii) that the main focus of compensation be in long-term incentives, (iii) that all employees be encouraged to be shareholders, and (iv) that all employees be compensated for team effort rather than individual performance. The components of this philosophy consist of (i) competitive base salaries, (ii) a stock purchase plan for all employees, (iii) stock options for all employees but with a higher level for the professionals, (iv) a profit sharing plan or bonus plan for all employees with bonuses ranging from zero to ten percent of base salaries, and (v) an additional profit sharing or bonus plan for the professional group which has historically ranged from zero to ten percent of salaries.

     In determining both salary and other compensation, the Committee weighs individual performance, corporate overall performance, the executive's position and responsibility in the organization, the executive's experience and expertise and compensation for comparable positions at comparable companies. In making recommendations, the Committee exercises subjective judgement using no specific weights for these factors and also relies heavily on the recommendation of the Chief Executive Officer with regard to individual performance.

     Stock options have been awarded to all employees. To further encourage the team concept, at the time of each grant the options are allocated among employees as a percentage of salary, although the professional group does receive a significantly higher percentage of salary than the rest of the employees. These options are designed to retain and motivate the grantees and to improve long-term Company performance by making executive rewards consistent with that of all shareholders. All options are granted at the prevailing market price and will only have value if the market price of the Common Shares increases. Since 1997, the Company has granted options to its employees at their time of employment with such options vesting 25% per year over a period of four years. Additional options have also been granted on an annual basis to the professional group which vest 100% four years from the date of grant. The net effect was that the professional employee would have options vesting each year for the next four years. Prior to 1997, the general concept was the same, but the overall program was for a shorter period of three years rather than four. All of the options granted under the Plan expire ten years from the date of grant and to the extent allowed under the United States federal income tax laws, are granted as incentive stock options.

     To encourage ownership in the Company by all of the employees, the Company has a stock purchase plan which allows each employee to contribute up to 10% of their base compensation with the Company matching 75% of such contributions. The combined funds are used at the end of each quarter to purchase previously unissued shares at the current market price. The stock purchase plan requires each employee to hold these shares for a minimum of one year before disposition.

     During 1998 product prices dropped substantially. The average net oil price that the Company received for 1998 decreased 40%, or $6.96 per Bbl, as compared to the 1997 average prices, and the Company's average natural gas product prices declined by 14%, or $0.37 per Mcf. This drop in oil and natural gas prices has caused the Company's cash flow and results of operations to drop substantially during 1998 and contributed to an increase in its debt levels during the year. As a result of the low oil prices, on June 30, 1998 the Company incurred a $165 million non-cash writedown of its full cost pool which was computed based on a NYMEX oil price of $14.00 per Bbl. As of December 31, 1998, the oil prices had deteriorated further to a NYMEX price of approximately $12.00 per Bbl which is equivalent to an average net realized price for the Company of $7.37 per Bbl as compared to the prior year-end average net oil price of $14.43 per Bbl. As a result of this further decrease in product prices, along with some downward revisions in its proven reserves, the Company incurred an additional writedown of $115 million at December 31, 1998, or a total writedown for the year of $280 million. These writedowns were the primary reason for a net loss for 1998 of $287.1 million or $11.08 per share.

     Due to the significant losses during 1998, the Compensation Committee did not grant any bonuses or salary increases as part of their 1998 year-end review of compensation for 1999. Any bonuses or salary increases outlined in this Information Circular for 1998 relate to grants by the committee made in early 1998 relating to 1997 results.

     The foregoing report has been furnished by the following members of the Committee. None of the Committee members are former or current officers of the Company or any of its subsidiaries, nor has any member of the Committee had any Compensation Committee Interlocks during the year.

                                             The Compensation Committee
                                             William S. Price, III
                                             Ronald G. Greene

Termination of Employment, Change in Responsibilities and Employment Contracts

     The Company does not have any Employment Contracts with its employees as of December 31, 1998.

Directors and Officers Insurance

     During 1997, the Company renewed its directors and officers insurance coverage for all of its officers and directors for three years at an annual cost of approximately $143,000. The insurance provides up to $15 million of coverage for the officers and directors with deductibles ranging from zero to $350,000, depending on the type of claim, and $15 million coverage for the Company. The Company has paid for 100% of the cost of this insurance.

                             SHARE PERFORMANCE GRAPH

     The following graph illustrates changes over the five year period ended December 31, 1998 in cumulative total shareholder return, assuming an initial investment of $100 on December 31, 1993 and reinvestment of dividends (of which there were none) as measured against the cumulative total return of the TSE 300 Index and the TSE Oil and Gas Index. Since the Company has only been traded on the NYSE since May 9, 1997, the Company used the share performance on the TSE for its comparison.

                   Cumulative Total Return on $100 Investment
                     (December 31, 1993 - December 31, 1998)

                    1993    1994   1995    1996  1997     1998
                   -----   -----  -----  ------  -----  ------
Denbury            $ 100   $  99  $ 108  $  263  $ 352  $   83
TSE 300              100      98    109     137    155     150
TSE Oil & Gas Index  100      93    107     146    150     105

                                [GRAPHIC OMITTED]

                          COMPLIANCE WITH SECTION 16(a)

     Section 16(a) of the United States Securities Exchange Act of 1934, as amended and the rules thereunder require the Company's executive officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and exchanges on which the securities of the Company are listed and posted for trading and to furnish the Company with copies. The Company first became subject to Section 16(a) on December 21, 1995. Based solely on its review of the copies of such forms received by it, or written representations from such persons, the Company is not aware of any person who failed to file any reports required by Section 16(a) to be filed for fiscal 1998.

                 INTERESTS OF INSIDERS IN MATERIAL TRANSACTIONS

     Other than as described below, there are no material interests, direct or indirect, of any director, officer or any shareholder of the Company who beneficially owns, directly or indirectly, or exercises control or direction over more than 5% of the outstanding common shares, or any known family member, associate or affiliate of such persons, in any transaction within the last three years or in any proposed transaction that has materially affected or would materially affect the Company or any of its subsidiaries. The Company believes that the terms of the transactions described below were as favorable to the Company as terms that reasonably could have been obtained from non-affiliated third parties.


TPG Investments

     TPG's initial investment in the Company was made in December 1995 as part of a $40.0 million private placement of securities comprised of: (i) 4.2 million common shares issued at $5.85 per share; (ii) 625,000 warrants at a price of $1.00 per warrant, entitling the holders thereof to purchase 625,000 common shares at $7.40 per share; and (iii) 1.5 million shares of $10 stated value Convertible First Preferred Shares, Series A ("Convertible Preferred"). The shareholders of the Company at a Special Meeting on October 9, 1996 approved a resolution to amend the terms of the Convertible Preferred to allow the Company to require a conversion of the Convertible Preferred at any time. All of the Convertible Preferred shares were converted into 2,816,372 common shares on October 30, 1996 and the warrants were exercised on January 20, 1998.

     Under a December 1995 agreement signed when TPG made their first investment in Denbury, TPG is entitled to nominate three of the seven board members, who have been Messrs. Stanton, Price and Bonderman since late 1995. As part of the same agreement, Denbury is entitled to nominate three board members and Mr. Greene, Chairman of the Board, is nominated by both parties. In addition, TPG was granted certain registration rights as part of that 1995 investment pursuant to which it has the ability to request and receive one demand registration of its shares under the United States Securities Act of 1933, as amended, until December 21, 2000. Finally, TPG had the right, but not the obligation, to maintain its pro rata ownership interest in the equity securities of the Company in the event that the Company issued any additional equity securities or securities convertible into common shares of the Company, by purchasing additional shares of the Company on the same terms and conditions. TPG waived its right to maintain its pro rata ownership with regard to the public offering by the Company in October 1996, but did purchase 800,000 common shares included in the offering directly from the Company. These common shares were sold to TPG for 93.5% of the public offering price, or the same net price that the remainder of the shares included in the offering were being sold to the underwriters. TPG also waived its right to maintain its pro rata ownership with regard to the equity offering completed in February 1998, but purchased 313,400 shares in the offering at 95.25% of the public offering price, or the same net price at which the remainder of the shares included in the offering were being sold to the underwriters.

     Additionally, as part of TPG's original purchase in 1995 the Company amended its charter so that the following actions require approved by 2/3 of the directors:

     o an acquisition with a purchase price in excess of 20% of the Company's assets;
     o  a change in the number of directors:
     o  amendment to the Company's charter or by-laws;
     o an issuance of equity securities or securities convertible into equity securities other than under the Company's stock option or employee benefit plans;
     o  creation of any series of preferred stock;
     o  issuance of debt  securities in excess of 10% of the  Company's  assets;
        and
     o borrowings other than under existing credit lines or specified increases in those credit lines.

     Because three of the Company's seven directors are affiliates of TPG, at least one of the TPG affiliated directors must approve the actions listed above. These same provisions are contained in the proposed certificate of incorporation of Denbury with respect to the proposed move of the Company's corporate domicile from Canada to the United States as a Delaware corporation to be voted upon by the shareholders of the Company at the Special Meeting of shareholders referenced below.

     On December 16, 1998, the Company entered into a stock purchase agreement which provides for TPG to purchase 18,552,876 common shares of the Company at $5.39 per share for an aggregate consideration of $100 million. The consummation of this stock sale is conditioned upon the approval of the sale by the non-TPG shareholders of the Company, completion of an amendment to the Company's bank agreement, the absence of a material adverse change, as that term is defined in the agreement, plus satisfaction of other conditions. The Company completed an amendment to its bank credit facility as of February 19, 1999 and is seeking shareholder approval of the sale to TPG at a Special Meeting of shareholders of the Company to be held on April 20, 1999. A Proxy Statement/Prospectus dated March 19, 1999 with regard to the Special Meeting was mailed on March 22, 1999 to shareholders of record on March 17, 1999.

     If the $100 million proposed sale of stock to TPG is approved at the April 20, 1999 Special Meeting and the transaction is closed, TPG's rights to nominate three of the seven directors and to maintain its pro rata ownership will terminate. As a result of this investment, TPG's ownership will increase from approximately 32% to approximately 60% of the Company. Although TPG has indicated that they do not have any current plans to make changes to the board, by virtue of its 60% ownership of the Company after this transaction, TPG will have adequate voting power to control the election of directors, to determine the corporate and management policies of the Company and to effect the shareholder approval of a merger, consolidation or sale of all or substantially all of the assets of the Company.

     Furthermore, if the $100 million proposed sale is consummated, the Company has agreed to execute a new registration rights agreement. The new registration rights agreement covers the shares proposed to be sold to TPG, plus the shares currently owned by TPG, for a total of 27,274,314 common shares. The agreement will provide TPG "piggyback" registration rights and also gives TPG the right to cause Denbury to file up to four demand registrations, including one shelf registration. These demand rights expire on the sixth anniversary of the closing of the TPG purchase and are subject to customary exceptions and black-out periods. The Company will bear the expenses of each "piggyback" registration and the expenses of three of the four demand registrations. Under the registration rights agreement, the Company cannot grant any registration rights to any other person on terms more favorable than those granted to TPG. The Company has also agreed to indemnify TPG for specified items with regard to the registration statements.

Modification of Debentures

     In addition to modifying the terms of the Convertible Preferred at the special meeting of the shareholders on October 9, 1996, the shareholders approved the issuance of 7,948 common shares in lieu of interest, plus an additional 308,642 common shares to redeem the principal amount of the outstanding 9.5% Convertible Debentures (the

"Debentures") in accordance with their existing terms. Mr. Ronald G. Greene, Chairman of the Board of Directors, owned 80% of the Debentures, which were purchased by him at market value prior to his election to the Board of Directors. These Debentures were redeemed on October 15, 1996. Mr. Greene also purchased Cdn. $1,500,000 of 6 3/4% Convertible Debentures at market value prior to his election to the Board of Directors that were converted into 187,500 common shares on July 31, 1996 in accordance with the terms of the 6 3/4% Convertible Debentures.

Purchase of Working Interests

     In May 1996, the Company purchased oil and natural gas working interests from four employees for an aggregate consideration of $387,000, which included $158,000 paid to Mr. Matthew Deso, former Vice President of Exploration of the Company, $133,000 paid to Mr. Mark Worthey, Vice President of Operations of the Company and $26,000 paid to the spouse of Mr. Gareth Roberts, President and Chief Executive Officer of the Company. The purchase prices were determined by the Company based on the present value of the estimated future net revenue to be generated from the estimated proved reserves of the properties (based on the prior year's report thereon from Netherland, Sewell & Associates, Inc.) using a 15% discount rate. The acquisitions were for additional working interests in properties in which the Company also holds an interest. To the best of the Company's knowledge, none of the Company's officers or directors have any remaining interests in properties owned by the Company.

                  INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

     Management of the Company is not aware of any indebtedness outstanding by directors or officers of the Company to the Company or its subsidiaries at any time during the year ended December 31, 1998.

              INTEREST OF CERTAIN PERSONS AND COMPANIES IN MATTERS
                                TO BE ACTED UPON

     Management of the Company is not aware of any material interest of any director, nominee for director, senior officer or anyone who has held office as such since the beginning of the Company's last financial year or of any associate or affiliate of any of the foregoing persons in any matter to be acted on at the Meeting except as disclosed herein.

                              SHAREHOLDER PROPOSALS

     Any proposals from shareholders to be presented for consideration for inclusion in the proxy material in connection with the 2000 annual meeting of shareholders of the Company must be submitted in accordance with the rules of the United States Securities and Exchange Commission ("SEC") and received by the Secretary of the Company at the Company's principal executive offices at 5100 Tennyson Parkway, Suite 3000, Plano, Texas 75024, no later than the close of business on February 1, 2000. Further, a shareholder may not present a proposal for inclusion in the Company's proxy statement and form of proxy card related to the annual meeting to be held in 2000 and may not submit a matter for consideration at such annual meeting, regardless of whether presented for inclusion in the Company's proxy statement and form of proxy card, unless a shareholder shall have timely complied with the notice deadline of SEC Rule 14a-4(c), which requires notice at least 45 days prior to April 5, 2000, after which a shareholder will not be permitted to present a proposal at the Company's shareholder meetings.

                                  OTHER MATTERS

     Management knows of no amendment, variation or other matters to come before the Meeting other than the matters referred to in the Notice of Annual Meeting. However, if any other matter properly comes before the Meeting, the accompanying proxy will be voted on such matter in accordance with the best judgment of the person or persons voting the proxy.

     All information contained in this Information Circular relating to the occupations, affiliations and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than 5% of the Denbury common shares is based upon information contained in reports filed by such owner with the SEC.

     The Company has provided to each person whose proxy is solicited hereby a copy of the Company's 1998 annual report and a copy of its annual report for the year ended December 31, 1998 on Form 10-K filed with the SEC (without exhibits and the amendment thereto dated March 19, 1999 covering certain matters addressed in the Proxy Statement/Prospectus already distributed to shareholders in connection with the April 20, 1999 Special Meeting of shareholders). Copies of the exhibits or amendments will be provided to shareholders without charge who make a written request to investor relations at Denbury Resources Inc., 5100 Tennyson Parkway, Suite 3000, Plano, Texas 75024.

                           APPROVAL AND CERTIFICATION

     The contents and sending of this Information Circular have been approved by the directors of Denbury.

     The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.


     DATED at Calgary, Alberta as of the 5th day of April, 1999.


                             DENBURY RESOURCES INC.


       /s/ Gareth Roberts                              /s/ Phil Rykhoek
      --------------------                           ---------------------
         Gareth Roberts                                  Phil Rykhoek
         President and                              Corporate Secretary and
     Chief Executive Officer                        Chief Financial Officer

                             DENBURY RESOURCES INC.
                        Suite 2550, 140 - 4th Avenue S.W.
                            Calgary, Alberta T2P 3N3

                               Instrument of Proxy
                         Annual Meeting of Shareholders

     The undersigned shareholder of Denbury Resources Inc. ("Denbury" or the "Company") hereby appoints Ronald G. Greene, Chairman of the Board of Denbury, of the City of Calgary, in the Province of Alberta, or failing him, Phil Rykhoek, Chief Financial Officer and Secretary of Denbury, of the City of Dallas, in the State of Texas, or instead of either of the foregoing, , as proxyholder of the undersigned, with full power of substitution, to attend, act and vote for and on behalf of the undersigned at the Annual Meeting of shareholders of Denbury (the "Meeting"), to be held on Wednesday, May 19, 1999 at 3:00 p.m. (Central Standard time) and at any adjournment or adjournments thereof, and on every ballot that may take place in consequence thereof, to the same extent and with the same powers as if the undersigned were personally present at the Meeting with authority to vote at the said proxyholder's discretion, except as otherwise specified below. All of the matters to be acted upon at the Meeting were proposed by management of the Company.

         Without limiting the general powers hereby conferred, the undersigned hereby directs the said proxyholder to vote the shares represented by this Instrument of Proxy in the following manner:

1. FOR [ ]or WITHHOLD FROM VOTING FOR [ ] the election of Ronald G. Greene, David Bonderman, Wilmot L. Matthews, William S. Price, III, Gareth Roberts, David M. Stanton and Wieland F. Wettstein as directors as specified in the Information Circular - Proxy Statement of Denbury Dated April 5, 1999 (the "Information Circular"). If you desire to withhold authority to vote for any individual nominee, please write that nominee's name on the space provided below:


2. FOR [ ]or WITHHOLD FROM VOTING FOR [ ] the appointment of Deloitte & Touche LLP, as auditors of Denbury for the ensuing year and the authorization of the directors to fix their remuneration as such; and

3. At the discretion of the said proxyholder, upon any amendment or variation of the above matters or any other matter that may be properly brought before the Meeting or any adjournment thereof in such manner as such proxy, in such proxy's sole judgement, may determine.

     THIS INSTRUMENT OF PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF DENBURY. THE SHARES REPRESENTED BY THIS INSTRUMENT OF PROXY WILL, WHERE THE SHAREHOLDER HAS SPECIFIED A CHOICE WITH RESPECT TO THE ABOVE MATTERS, BE VOTED AS DIRECTED ABOVE, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF THE SEVEN DIRECTOR NOMINEES AND IN FAVOUR OF THE OTHER ABOVE MATTERS.

     EACH SHAREHOLDER HAS THE RIGHT TO APPOINT A PROXYHOLDER, OTHER THAN THE PERSONS DESIGNATED ABOVE, WHO NEED NOT BE A SHAREHOLDER, TO ATTEND AND TO ACT FOR HIM AND ON HIS BEHALF AT THE MEETING. TO EXERCISE SUCH RIGHT, THE NAMES OF THE NOMINEES OF MANAGEMENT SHOULD BE CROSSED OUT AND THE NAME OF THE SHAREHOLDER'S APPOINTEE SHOULD BE LEGIBLY PRINTED IN THE BLANK SPACE PROVIDED.

     The undersigned hereby revokes any proxies heretofore given with respect to the undersigned's Denbury Common Shares with respect to the said Meeting.

Dated this _____ day of ___________, 1999

                                       -----------------------------------------
                                       Shareholder's Signature

                                       -----------------------------------------
                                       Name of Shareholder (Please Print)

                              (See over for notes)

Notes:

1. If the shareholder is a corporation, its corporate seal must be affixed or it must be signed by an officer or attorney thereof duly authorized.

2. This Instrument of Proxy must be dated and the signature hereon should be exactly the same as the name in which the shares are registered. If the Instrument of Proxy is undated, it shall be deemed to bear the date on which it is mailed by the person making the solicitation.

3. Persons signing as executors, administrators, trustees, etc. should so indicate and give their full title as such.

4. This Instrument of Proxy will not be valid and not be acted upon or voted unless it is completed as outlined herein and delivered to the attention of Denbury's Secretary, c/o CIBC Mellon Trust Company, Corporate Trust Department, 600 Dome Tower, 333 - 7th Avenue S.W., Calgary, Alberta, T2P 2Z1, Attention: Norma Blasetti or faxed to the attention of Norma Blasetti at (403)264-2100, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time set for the holding of the Meeting or any adjournment thereof. A proxy is valid only at the meeting in respect of which it is given or any adjournment(s) of that meeting.